Exhibit 10.3

                             Exhibit 2.4(a)(iv) (DF)

                            NONCOMPETITION AGREEMENT

      This Non-competition Agreement (this "Agreement") is made as of February 28, 2007, by and among Sibling Theatricals, Inc., a wholly owned subsidiary of Sibling Entertainment Group, Inc., a New York corporation ("Buyer"), Dick Foster Productions, Inc., a Nevada corporation (the "Company"), and Dick Foster residing at 2434 Greens Avenue, Henderson, NV 89014 ("Selling Stockholder").

                                    RECITALS

      Pursuant to the terms and conditions of a stock purchase and shareholders' agreement made as of February 28, 2007, among the Selling Stockholder, Lynne Foster, and Dick Foster Productions, Inc. (the "Stock Purchase Agreement"), the Buyer concurrently with the execution and delivery of this Agreement, is purchasing from each of the Selling Stockholder and Lynne Foster, ten thousand (10,000) shares each of the Company for an aggregate total of twenty thousand (20,000) shares of the outstanding shares (the "Shares") of common stock, par value $1.00 per share, of the Company. Section 2.4(a)(iv) of the Stock Purchase Agreement requires, that this non-competition agreement be executed and delivered by each of the Selling Stockholder as a condition to the purchase of the Shares by Buyer.

                                    AGREEMENT

      The parties, intending to be legally bound, agree as follows:

1. DEFINITIONS

      Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Stock Purchase Agreement.

2. ACKNOWLEDGMENTS BY STOCKHOLDER

      Selling Stockholder acknowledges that (a) Selling Stockholder has occupied a position of trust and confidence with the Acquired Companies prior to the date hereof and has become familiar with the following, any and all of which constitute confidential information of the Acquired Companies, (collectively the "Confidential Information"): (i) any and all trade secrets concerning the business and affairs of the Acquired Companies, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, of the Acquired Companies and any other information, however documented, of the Acquired Companies that is a trade secret; (ii) any and all information concerning the business and affairs of the Acquired Companies (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented; and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Acquired Companies containing or based, in whole or in part, on any information included in the foregoing, (b) the business of the Acquired Companies is national in scope, (c) its products and services are marketed throughout the United States; (d) the Acquired Companies compete with other businesses that are or could be located in any part of the United States; (e) Buyer has required that Selling Stockholder make the covenants set forth in Sections 3 and 4 of this Agreement as a condition to the Buyer's purchase of the Shares owned by Selling Stockholder;
(f) the provisions of Sections 3 and 4 of this Agreement are reasonable and necessary to protect and preserve the Acquired Companies' business, and (g) the Acquired Companies would be irreparably damaged if Selling Stockholder were to breach the covenants set forth in Sections 3 and 4 of this Agreement.

3. CONFIDENTIAL INFORMATION

      Selling Stockholder acknowledges and agrees that all Confidential Information known or obtained by Selling Stockholder, whether before or after the date hereof, is the property of the Acquired Companies. Therefore, Selling Stockholder agrees that Selling Stockholder will not, at any time, disclose to any unauthorized Persons or use for his own account or for the benefit of any third party any Confidential Information, whether Selling Stockholder has such information in Selling Stockholder's memory or embodied in writing or other physical form, without Buyer's written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Selling Stockholder's fault or the fault of any other Person bound by a duty of confidentiality to Buyer or the Acquired Companies. Selling Stockholder agrees to deliver to Buyer at the time of execution of this Agreement, and at any other time Buyer may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of the Acquired Companies and any other Confidential Information that Selling Stockholder may then possess or have under Selling Stockholder's control.

4. NONCOMPETITION

      As an inducement for Buyer to enter into the Stock Purchase Agreement and as


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

additional consideration for the consideration to be paid to Selling Stockholder under the Stock Purchase Agreement, Selling Stockholder agrees that:

      (a) For such time as the Selling Stockholder (i) shall be employed by the Company or any parent corporation or subsidiary thereof, (ii) owns, directly or indirectly, five (5%) or more of the Company's issued and outstanding voting securities, and, in any event, for no less than a period of four years and ninety (90) days after the closing of the Stock Purchase Agreement (the "Restriction Period"):

                  (i) Selling Stockholder will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, or control of, be employed by, associated with, or in any manner connected with, lend Selling Stockholder's name or any similar name to, lend Selling Stockholder's credit to, or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Company in the state of Nevada or in any other jurisdiction in which the Company has provided services during the 24 month period immediately preceding this Agreement (the "Restricted Territory"); provided, however, that Selling Stockholder may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. Selling Stockholder agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.

                  (ii) Selling Stockholder will not, directly or indirectly, either for himself or any other Person, (A) induce or attempt to induce any employee of an Acquired Company to leave the employ of such Acquired Company,
(B) in any way interfere with the relationship between an Acquired Company and any employee of such Acquired Company, (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of an Acquired Company, or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of an Acquired Company to cease doing business with such Acquired Company, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of an Acquired Company.

                  (iii) Selling Stockholder will not, directly or indirectly, either for himself or any other Person, solicit the business of any Person known to Selling Stockholder to be a customer of an Acquired Company, whether or not Selling Stockholder had personal contact with such Person, with respect to products or activities which compete in whole or in part with the products or activities of the Company;

      (b) In the event of a breach by Selling Stockholder of any covenant set forth in Subsection 4(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach;

      (c) Selling Stockholder will not, at any time during or after the Restrictive Period,


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

disparage Buyer or the Acquired Companies, or any of their shareholders, directors, officers, employees, or agents; and

      (d) Selling Stockholder will, during the Restrictive Period, within ten days after accepting any employment, advise Buyer of the identity of any employer of Selling Stockholder. Buyer or an Acquired Company may serve notice upon each such employer that Selling Stockholder is bound by this Agreement and furnish each such employer with a copy of this Agreement or relevant portions thereof.

5. NO ADDITIONAL PAYMENT REQUIRED

      Selling Stockholder acknowledges and agrees that the payment of the Purchase Price constitutes sufficient and adequate consideration and that no additional or independent consideration is necessary for the execution, delivery and performance of this Agreement.

6. REMEDIES

      If Selling Stockholder breaches the covenants set forth in Sections 3 or 4 of this Agreement, Buyer and the Acquired Companies will be entitled to the following remedies:

      (a) Damages from Selling Stockholder;

      (b) To offset against any and all amounts owing to Selling Stockholder under the Stock Purchase Agreement any and all amounts which Buyer or the Acquired Companies claim under Subsection 6(a) of this Agreement; and

      (c) In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 3 and 4 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Buyer and the Acquired Companies and would be an inadequate remedy for such breach.

      (d) The rights and remedies of the parties to this Agreement are cumulative and not alternative.

7. SUCCESSORS AND ASSIGNS

      This Agreement will be binding upon Buyer, the Acquired Companies and Selling Stockholder and will inure to the benefit of Buyer and the Acquired Companies and their affiliates, successors and assigns and Selling Stockholder and Selling Stockholder's assigns, heirs and legal representatives.


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

8. WAIVER

      The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

9. GOVERNING LAW

      This Agreement will be governed by the laws of the State of Nevada without regard to conflicts of laws principles.

10. JURISDICTION; SERVICE OF PROCESS

      Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

11. SEVERABILITY

      Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 4 of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to


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

scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Selling Stockholder.

12. COUNTERPARTS

      This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

13. SECTION HEADINGS, CONSTRUCTION

      The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

14. NOTICES

      All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to the Selling Stockholder, to:    Dick Foster
                                      c/o Dick Foster Productions, Inc.
                                      6260 Stevenson Way
                                      Las Vegas, NV 89120
                                      Fax No. :(702) 434-9784
                                      Email: dfoster@dfpmail.com

With a copy to:                       John Doechung Lee, Esq.
                                      3375 Pepper Lane, Suite 102
                                      Las Vegas, Nevada 89120
                                      Fax No.: (702) 898-9538


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

                                      E-mail: john@johndleelaw.com

If to the Buyer:                      Sibling Theatricals, Inc.,
                                      511 West 25th Street, 503
                                      New York, NY 10001

                                      Attention: James (Jay) Cardwell, COO
                                      Fax No.: 212-924-9183
                                      E-mail: Jay@SiblingEntertainment.biz

With a copy to:                       Anslow & Jaclin, LLP
                                      195 Route 9 South, Suite 204
                                      Manalapan, New Jersey 07726
                                      Attn: Richard I. Anslow, Esq.
                                      Fax No.: (732) 577-1188
                                      E-mail: ranslow@anslowlaw.com

15. ENTIRE AGREEMENT

      This Agreement, the Consulting Agreement, the Stock Purchase Agreement and the documents executed and delivered pursuant thereto constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between Buyer and Selling Stockholder with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

                       ----- SIGNATURE PAGE FOLLOWS -----


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

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

BUYER:

                                    SIBLING THEATRICALS, INC.


                                    By:   /s/ Mitchell Maxwell
                                       ----------------------------------
                                    Name:  Mitchell Maxwell
                                    Title: President

SELLING STOCKHOLDER:


                                       /s/ Dick Foster
                                    -------------------------------------
                                    Dick Foster, Individually

COMPANY:

                                    DICK FOSTER PRODUCTIONS, INC.


                                    By: /s/ Dick Foster
                                       ----------------------------------
                                    Name:  Dick Foster
                                    Title: President


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